                                                                    EXHIBIT 8(a)


                                CUSTODY AGREEMENT
                                     between
                                    ARK Funds
                                       and
                                FMB Trust Company

                                TABLE OF CONTENTS

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                                                                                                             Page
                                                                                                             ----
         Article I         Certain Definitions............................................................     1
                           1.1      Authorized Person.....................................................     1
                           1.2      Board of Trustees.....................................................     1
                           1.3      Business day..........................................................     1
                           1.4      CFTC..................................................................     2
                           1.5      Custody Account.......................................................     2
                           1.6      DTC...................................................................     2
                           1.7      NASD..................................................................     2
                           1.8      OCC...................................................................     2
                           1.9      Officer...............................................................     2
                           1.10     Proper Instructions...................................................     2
                           1.11     SEC...................................................................     2
                           1.12     Securities............................................................     2
                           1.13     Securities System.....................................................     3
                           1.14     Shares................................................................     3
         Article II        Appointment of Custodian ......................................................     3
                           2.1      Appointment...........................................................     3
                           2.2      Acceptance............................................................     3
         Article III       Custody of Cash Securities ....................................................     3
                           3.1      Segregation...........................................................     3
                           3.2      Custody Accounts......................................................     3
                           3.3      Appointment of Sub-Custodians.........................................     4
                           3.4      Appointment of Agents.................................................     4
                           3.5      Delivery of Assets to Custodian.......................................     4
                           3.6      Securities Systems....................................................     4
                           3.7      Collection of Income..................................................     5
                           3.8      Disbursement of Moneys from Custody Accounts .........................     6
                           3.9      Delivery of Securities from Custody Accounts .........................     7
                           3.10     Bank Accounts.........................................................     9
                           3.11     Payments for Shares...................................................     10
                           3.12     Availability of Federal Funds.........................................     10
                           3.13     Actions Not Requiring Proper Instructions ............................     10
                           3.14     Ownership Certificates for Tax Purposes...............................     10
                           3.15     Registration and Transfer of Securities...............................     10
                           3.16     Records...............................................................     11
                           3.17     Portfolio Reports by Custodian........................................     11
                           3.18     Other Reports by Custodian............................................     11
                           3.19     Proxies and Other Materials...........................................     11
                           3.20     Information on Corporate Actions......................................     12
                           3.21     Additional Series.....................................................     12

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                                                                                                             ----
         Article IV        Purchase and Sale of Portfolio Investments ....................................     12
                           4.1      Purchase of Securities................................................     12
                           4.2      Liability for Payment in Advance of Receipt
                                         of Securities Purchased..........................................     12
                           4.3      Sale of Securities....................................................     13
                           4.4      Payment for Securities Sold...........................................     13
                           4.5      Advances by Custodian for Settlement..................................     13
         Article V         Redemption of Portfolio Shares.................................................     13
                           5.1      Transfer of Funds.....................................................     13
                           5.2      No Duty Regarding Paying Banks........................................     14
         Article VI        Segregated Accounts ...........................................................     14
         Article VII       Concerning the Custodian ......................................................     15
                           7.1      Standard of Care......................................................     15
                           7.2      No Responsibility for Title...........................................     15
                           7.3      Reliance Upon Documents and Instructions .............................     15
                           7.4      Express Duties Only...................................................     15
                           7.5      Cooperation...........................................................     15
                           7.6      Force Majeure.........................................................     15
         Article VIII      Indemnification ...............................................................     16
                           8.1      Indemnification.......................................................     16
                           8.2      Indemnity to be Provided..............................................     16
                           8.3      Security..............................................................     16
         Article IX        Effective Period; Termination .................................................     16
                           9.1      Effective Period......................................................     16
                           9.2      Termination...........................................................     17
                           9.3      Successor Custodian...................................................     17
                           9.4      Continuing Obligations................................................     17
         Article X         Compensation of Custodian......................................................     18
         Article XI        Limitation of Liability .......................................................     18
         Article XII       Notices .......................................................................     18
         Article XIII      Miscellaneous..................................................................     19
                           13.1     Governing Law.........................................................     19
                           13.2     References to Custodian...............................................     19
                           13.3     No Waiver.............................................................     19
                           13.4     Amendments............................................................     19
                           13.5     Counterparts..........................................................     19
                           13.6     Severability..........................................................     20
                           13.7     Successors and Assigns................................................     20
                           13.8     Headings..............................................................     20

                                CUSTODY AGREEMENT


         This Agreement is dated as of April 1, 1997, by and between ARK Funds, a Massachusetts business trust (the "Trust"), and FMB Trust Company, National Association, a national association organized under the laws of the United States (the "Custodian").

                              W I T N E S S E T H:

         WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and is authorized to issue shares in separate series, with each such series representing the beneficial interest in a separate portfolio of securities and other assets; and

         WHEREAS, the Trust desires to retain the Custodian to serve as custodian for the existing series of the Trust listed in Exhibit A hereto (such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Section 3.21, being hereinafter referred to as the "Portfolios"); and the Custodian is willing to furnish such services;

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

         Whenever used in this Agreement the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         1.1 "Authorized Person" means any officer of the Trust or other person duly authorized by resolution of the Board of Trustees to give Proper Instructions on behalf of the Portfolios and named in Exhibit B hereto or in such resolutions of the Board of Trustees, certified by an officer of the Trust, as may be received by the Custodian from time to time. The Trust will provide the Custodian with authenticated specimen signatures of each Authorized Person.

         1.2 "Board of Trustees" means the trustees from time to time serving under the Trust's Agreement and Declaration of Trust, dated March 19, 1993, as from time to time amended.

         1.3 "Business day" means any day recognized as a settlement day by the New York Stock Exchange, Inc. and any other day for which the Trust computes the net asset value of a Portfolio.

         1.4 "CFTC" means the U.S. Commodity Futures Trading Commission.

         1.5 "Custody Account" means any of the accounts in the name of a Portfolio which are provided for in Section 3.2.

         1.6 "DTC" means The Depository Trust Company.

         1.7 "NASD" means the National Association of Securities Dealers, Inc.

         1.8 "OCC" means The Options Clearing Corporation.

         1.9 "Officer" of the Trust means the Chairman, President, any Vice-President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Trust.

         1.10 "Proper Instructions" means:

                  (i) a writing (including, without limitation, a facsimile transmission or tested telex) constituting a request, direction, instruction or certification signed or initiated by or on behalf of a Portfolio by one or more Authorized Persons or reasonably believed by the Custodian to have been signed by such Authorized Persons;

                  (ii) a telephone or other oral communication by one or more Authorized Persons or reasonably believed by the Custodian to have been communicated by such Authorized Persons; or

                  (iii) a communication transmitted electronically through the Institutional Delivery System (IDS), or any other similar electronic instruction system acceptable to the Custodian and approved by resolution of the Board of Trustees, a copy of which, certified by an officer of the Trust, shall have been delivered to the Custodian.

         The Trust shall cause all Proper Instructions in the form of oral communications to be promptly confirmed in writing, as specified in clause (i) of this Section 1.10. In the event that an oral communication is not so confirmed, or in the event that a written confirmation differs from the related oral communication, the Trust will hold the Custodian harmless and without liability for any claims or losses in connection with such oral communication. Proper Instructions may be in the form of standing instructions. In respect of trades reported on the Trust's behalf through DTC, instructions from DTC (whether in a DTC report or otherwise) shall constitute Proper Instructions.

         1.11 "SEC" means the U.S. Securities and Exchange Commission.

         1.12 "Securities" include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities, other money market instruments or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian has the facilities to clear and to service.

         1.13 "Securities System" means (i) any clearing agency registered with the SEC under Section 17A of the Securities Exchange Act of 1934, as amended (the "1934 Act"), which acts as a system for the central handling of securities where all securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities; and (ii) the book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350, and the book-entry regulations of federal agencies substantially in the form of Subpart O.

         1.14 "Shares" means, with respect to a Portfolio, the units of beneficial interest in such Portfolio issued by the Trust.


                                   ARTICLE II

                            APPOINTMENT OF CUSTODIAN

         2.1 Appointment. The Trust hereby constitutes and appoints the Custodian as custodian of the assets of the Portfolios for the term and subject to the provisions of this Agreement.

         2.2 Acceptance. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth. In performing the services to be provided to the Trust hereunder, the Custodian agrees to comply with all relevant provisions of the 1940 Act and the regulations, including but not limited to Rule 17f-2, promulgated thereunder.


                                   ARTICLE III

                         CUSTODY OF CASH AND SECURITIES

         3.1 Segregation. All securities and non-cash property held by the Custodian for the account of a Portfolio, except securities maintained in a Securities System pursuant to Section 3.6, shall be physically segregated from other securities and non-cash property in the possession of the Custodian (including the securities and non-cash property of another Portfolio) and shall be identified as subject to this Agreement.

         3.2 Custody Accounts. As to each Portfolio, the Custodian shall open and maintain in its trust department a custody account or accounts in the name of the Trust coupled with the name of such Portfolio, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all securities, cash and other assets of such Portfolio which are delivered to it.

         3.3 Appointment of Sub-Custodians. In its discretion, the Custodian may appoint, and at any time remove, any bank or trust company which has been approved by the Board of Trustees and is qualified to act as a custodian under the 1940 Act, as sub-custodian, to hold securities and cash of the Portfolios and to carry out such other provisions of this Agreement as it may determine, and may also open and maintain one or more banking accounts with such a bank or trust company (any such accounts to be in the name of the Custodian on behalf of its customers and subject only to its draft or order pursuant to the terms of this Agreement); provided, however, that the Custodian shall have no more or less responsibility or liability to the Trust on account of any actions or omissions of such sub-custodian so employed than any such sub-custodian has to the Custodian.

         3.4 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Agreement as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

         3.5 Delivery of Assets to Custodian. The Trust on behalf of the Portfolios shall deliver, or cause to be delivered, to the Custodian all securities, cash and other assets of the Portfolios other than securities, cash or other assets to be delivered to any sub-custodian appointed pursuant to
Section 3.3, including (i) all payments of income, payments of principal or capital distributions received by the Portfolios with respect to such securities, cash or other assets owned by the Portfolios at any time during the period of this Agreement, and (ii) all cash received by the Portfolios for the issuance, at any time during such period, of Shares. The Custodian shall not be responsible for such securities, cash or other assets until actually received by it.

         3.6 Securities Systems. The Custodian may deposit and/or maintain securities of the Portfolios in a Securities System, subject to the following provisions:

         (a) Prior to a deposit of securities of the Portfolios in a particular Securities System, the Trust shall deliver to the Custodian a resolution of the Board of Trustees, certified by an officer of the Trust, specifically approving the use of such Securities System as a depository for the Portfolios and authorizing and instructing the Custodian on an ongoing basis to deposit in such Securities System all securities eligible for deposit therein and to make use of such Securities System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of securities, loans of securities, and deliveries and returns of collateral consisting of securities.

         (b) Securities of the Portfolios kept in a Securities System shall be kept in an account (the "Depository Account") of the Custodian in such Securities System which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

         (c) The records of the Custodian with respect to securities of any Portfolio which are maintained in a Securities System shall identify by book-entry those securities belonging to the Portfolio.

         (d) If securities purchased by a Portfolio are to be held in a Securities System, the Custodian shall pay for such securities upon (i) receipt of advice from the Securities System that such securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Portfolio. If securities sold by a Portfolio are held in a Securities System, the Custodian shall transfer such securities upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Portfolio.

         (e) Upon request, the Custodian shall provide the Trust with copies of any report (obtained by the Custodian from a Securities System in which securities of the Portfolios are kept) on the internal accounting controls and procedures for safeguarding securities deposited in such Securities System.

         (f) Anything to the contrary in this Agreement notwithstanding, the Custodian shall not be liable to the Trust for any loss or damage to any Portfolio resulting from the use by the Custodian of a Securities System, unless such loss or damage is caused by or results from the negligence or willful misconduct on the part of the Custodian or its agents or any of its (or their) employees; provided, however, that in the event of any such loss or damage the Custodian shall take reasonable steps to enforce effectively such rights as it may have against the Securities System. At its election, the Trust shall be subrogated to the rights of the Custodian with respect to any claim against a Securities System or any other person for any loss or damage to the Portfolios arising from the use of such Securities System, if and to the extent that the Portfolios have not been made whole for any such loss or damage.

         3.7 Collection of Income. Subject to the provisions of Section 3.15, the Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent hereunder and shall credit such income, as collected, to such Portfolio's

Custody Account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. The collection of income due the Portfolios on securities loaned pursuant to the provisions of Section 3.9(j) shall be the responsibility of the Trust. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Trust with such information or data as may be necessary to assist the Trust in arranging for the timely delivery to the Custodian of the income to which a Portfolio is properly entitled.

         The Custodian shall promptly notify the Trust whenever income due on securities is not collected in due course and will provide the Trust with monthly reports of the status of past due income. Except as set forth herein, the Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to securities held for a Portfolio if such securities are in default or payment is not made after due demand or presentation.

         3.8 Disbursement of Moneys from Custody Accounts. Upon receipt of Proper Instructions from or on behalf of a Portfolio, the Custodian shall disburse moneys from the Custody Account of the Portfolio, but only in the following cases:

         (a) For the purchase of securities for the account of the Portfolio but only (i) in the case of securities (other than options on securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any sub-custodian or agent appointed pursuant to Section 3.3 or Section 3.4, respectively) of such securities to be registered as provided in Section 3.15 in proper form for transfer, or if the purchase of such securities is effected through a Securities System, in accordance with the conditions set forth in Section 3.6; (ii) in the case of options on securities, against delivery to the Custodian (or such sub-custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or such sub-custodian) of evidence of title thereto in favor of the Portfolio or any nominee referred to in Section 3.15; and (iv) in the case of repurchase or reverse repurchase agreements entered into by the Portfolio and any other party, against delivery of the purchased securities either in certificate form or through an entry crediting the Custodian's (or such sub-custodian's) account at a Securities System with such securities;

         (b) In connection with the conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 3.9(g);

         (c) For the payment of any dividends or distributions declared by the Trust on Shares of the Portfolio;

         (d) In payment of the redemption price of Shares of the Portfolio as provided in Section 5.1;

         (e) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest; taxes; investment management or advisory, administration, accounting, auditing, transfer agent, custody, trustees' and legal fees; and other operating expenses of the Portfolio; in all cases, whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

         (f) For transfer in accordance with the provisions of any agreement among the Trust on behalf of the Portfolio, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with rules of the OCC and of any registered national securities exchange (or of any similar organization or organizations), regarding escrow or other arrangements in connection with transactions by the Portfolio;

         (g) For transfer in accordance with the provisions of any agreement among the Trust on behalf of the Portfolio, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the CFTC and/or any contract market (or any similar organization or organizations), regarding account deposits in connection with transactions by the Portfolio;

         (h) For the funding of any uncertified time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

         (i) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a copy of a resolution of the Board of Trustees, certified by an officer of the Trust, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

         3.9 Delivery of Securities from Custody Accounts. Upon receipt of Proper Instructions from or on behalf a Portfolio, the Custodian shall release and deliver securities from the Custody Account of the Portfolio, but only in the following cases:

         (a) Upon the sale of securities for the account of the Portfolio but only against receipt of payment therefor;

         (b) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 3.6;

         (c) To the depositary agent in connection with tender or other similar offers for securities of the Portfolio;

         (d) To the issuer thereof or its agent when such securities are called, redeemed, retired, or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

         (e) To the issuer thereof or its agent (i) for transfer into the name of the Portfolio, the Custodian or any sub-custodian or agent appointed pursuant to Section 3.3 or Section 3.4, respectively, or any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

         (f) To the broker selling securities or its clearing agent, for examination in accordance with the "street delivery" custom; provided that, in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

         (g) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities or the issuer of such securities, or pursuant provisions for conversion contained in such securities, or pursuant to any deposit agreement, including surrender or receipt of underlying securities in connection with the issuance or cancellation of depositary receipts; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         (h) Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement related to such securities entered into by the Portfolio;

         (i) In the case of warrants, rights or similar securities, upon the exercise thereof, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         (j) For delivery in connection with any loans of securities of the Portfolio, but only against receipt by the Custodian of such collateral as shall have specified to the Custodian in Proper Instructions, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

         (k) For delivery as security in connection with any borrowings by the Portfolio requiring a pledge of assets, but only against receipt by the Custodian of the amounts borrowed;

         (l) Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Portfolio or the Trust;

         (m) For delivery in accordance with the provisions of any agreement among the Trust on behalf of the Portfolio, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with the rules of the OCC and of any registered national securities exchange (or of any similar organization or organizations), regarding escrow or other arrangements in connection with transactions by the Portfolio;

         (n) For delivery in accordance with the provisions of any agreement among the Trust on behalf of the Portfolio, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the CFTC and/or any contract market (or any similar organization or organizations), regarding account deposits in connection with transactions by the Portfolio;

         (o) Upon receipt of instructions from the transfer agent for the Trust, for delivery to such transfer agent or to the holders of Shares of the Portfolio in connection with distributions in kind, in satisfaction of requests by such holders for repurchase or redemption; and

         (p) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a copy of a resolution of the Board of Trustees, certified by an officer of the Trust, specifying the securities to be delivered and the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

         3.10 Bank Accounts. The Custodian may open and maintain a separate bank account or accounts in the name of each Portfolio, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained in a joint repurchase account with other affiliated Portfolios or in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by the vote of a majority of the Board of Trustees of the Trust. Such funds shall be deposited by the Custodian in its capacity as custodian and shall be withdrawable by the Custodian only in that capacity. If requested by the Trust, the Custodian shall furnish the Trust, not later than twenty (20) days after the last business day of each month, an internal reconciliation of the closing balance as of that day in all accounts described in this section to the balance shown on the daily cash report for that day rendered to the Trust.

         3.11 Payments for Shares. The Custodian shall make such arrangements with the transfer agent for the Trust, as will enable the Custodian to receive the cash consideration due to each Portfolio and will deposit into the Custody Account of the Portfolio such payments as are received from the transfer agent. The Custodian will provide timely notification to the Trust and the transfer agent of any receipt by it of payments for Shares of the Portfolios.

         3.12 Availability of Federal Funds. Upon mutual agreement between the Trust and the Custodian, the Custodian shall make federal funds available to the Portfolios as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks, clearing house funds, and other non-federal funds received in payment for Shares of the Portfolios which are deposited into the Custody Accounts.

         3.13 Actions Not Requiring Proper Instructions. The Custodian may in its discretion, without express authority from or on behalf of a Portfolio:

         (a) Make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Portfolio;

         (b) Endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments;

         (c) Surrender interim receipts or securities in temporary form for securities in definitive form; and

         (d) In general, and except as otherwise directed in Proper Instructions, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and assets of the Portfolio.

         3.14 Ownership Certificates for Tax Purposes. The Custodian shall execute any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the Internal Revenue Service and to the Trust at such time, in such manner and containing such information as is prescribed by the Internal Revenue Service.

         3.15 Registration and Transfer of Securities. All securities held for a Portfolio that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such securities shall be held in a Securities System if eligible therefor. All other securities held for a Portfolio may be registered in the name of such Portfolio, the Custodian, or any sub-custodian or agent appointed pursuant to
Section 3.3 or Section 3.4, respectively, or in the name of any nominee of any of them, or in the name of a Securities System or any nominee thereof. All securities accepted by the Custodian on behalf of a Portfolio under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, the Custodian is directed to maintain securities of a Portfolio in "street name", the Custodian shall utilize its best efforts only timely to collect income due the Portfolio on such securities and to notify the Portfolio on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers. The Trust shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees hereinabove referred to or in the name of a Securities System, any securities registered in the name of a Portfolio.

         3.16 Records. The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the SEC. The Custodian shall, at the Trust's request, supply the Trust with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

         3.17 Portfolio Reports by Custodian. The Custodian shall furnish the Trust with a daily activity statement by Portfolio and a summary of all transfers to or from each Portfolio's Custody Account on the day following such transfers. At least monthly and from time to time, the Custodian shall furnish the Trust with a detailed statement, by Portfolio, of the securities and moneys held for each Portfolio under this Agreement.

         3.18 Other Reports by Custodian. The Custodian shall provide the Trust, at such times as the Trust may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Agreement; such reports shall be of sufficient scope and in sufficient detail as may reasonably be required by the Trust to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

         3.19 Proxies and Other Materials. The Custodian shall cause all proxies relating to securities which are not registered in the name of a Portfolio to be promptly executed by the registered holder, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices to such securities.

         3.20 Information on Corporate Actions. Subject to the provisions of
Section 3.15, the Custodian shall transmit promptly to the Trust for each Portfolio all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Trust on behalf of a Portfolio and the maturity of futures contracts purchased or sold by the Trust on behalf of a Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Trust all written information received by the Custodian from the issuers of securities whose tender or exchange offer is sought from the party (or his agents) making the tender or exchange offer. If the Trust desires to take action on behalf of a Portfolio with respect to any tender offer, exchange offer, or any other similar transaction, the Trust shall notify the Custodian at least three (3) business days prior to the date on which the Custodian is to take such action.

         3.21 Additional Series. In the event that the Trust establishes one or more additional series and desires to have the Custodian render services as custodian to such series under the terms set forth in this Agreement, it shall so notify the Custodian in writing, and if the Custodian shall agree in writing to provide such services, such series shall become a Portfolio hereunder, subject to such fees as the parties may agree upon in writing.


                                   ARTICLE IV

                   PURCHASE AND SALE OF PORTFOLIO INVESTMENTS

         4.1 Purchase of Securities. Promptly upon each purchase of securities for a Portfolio, Proper Instructions shall be delivered to the Custodian, specifying (i) the Portfolio for which the purchase was made, (ii) the name of the issuer or writer of such securities, and the title or other description thereof, (iii) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (iv) the date of purchase and settlement, (v) the purchase price per unit, (vi) the total amount payable upon such purchase, and
(vii) the name of the person to whom such amount is payable. The Custodian shall, upon receipt of such securities purchased by a Portfolio, pay out of the moneys held in the Custody Account of such Portfolio the total amount specified in such Proper Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of securities for a Portfolio, if there is insufficient cash available in the Custody Account of the Portfolio for which such purchase was made.

         4.2 Liability for Payment in Advance of Receipt of Securities Purchased. Except as provided in this Agreement, in any and every case where payment for the purchase of securities for a Portfolio is made by the Custodian in advance of receipt of the securities purchased but in the absence of Proper Instructions so to pay in advance, the Custodian shall be liable to the

Portfolio for such securities to the same extent as if the securities had been received by the Custodian.

         4.3 Sale of Securities. Promptly upon each sale of securities by a Portfolio, Proper Instructions shall be delivered to the Custodian, specifying
(i) the Portfolio for which the sale was made, (ii) the name of the issuer or writer of such securities, and the title or other description thereof, (iii) the number of shares, principal amount (and accrued interest, if any) or other units sold, (iv) the date of sale and settlement, (v) the sale price per unit, (vi) the total amount payable upon such sale, and (vii) the person to whom such securities are to be delivered. Upon receipt of the total amount payable to the Portfolio as specified in such Proper Instructions, the Custodian shall deliver such securities to the person specified in such Proper Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

         4.4 Payment for Securities Sold. In its sole discretion and from time to time, the Custodian may credit the Custody Account of a Portfolio, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of securities or other assets of the Portfolio, and
(iii) income from cash, securities or other assets of the Portfolio. Any such credit shall be conditional upon actual receipt by the Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit a Portfolio to use funds so credited to its Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Custody Account.

         4.5 Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance funds to a Portfolio to facilitate the settlement of transactions in its Custody Account. Any such advance shall be repayable immediately upon demand by the Custodian.


                                    ARTICLE V

                         REDEMPTION OF PORTFOLIO SHARES

         5.1 Transfer of Funds. From such funds as may be available for the purpose in the Custody Account of a Portfolio, and upon receipt of Proper Instructions specifying that the funds are required to redeem Shares of the Portfolio, the Custodian shall wire each amount specified in such Proper Instructions to or through such bank as may be designated with respect to such amount in such Proper Instructions.

         5.2 No Duty Regarding Paying Banks. The Custodian shall not be under any obligation to effect payment or distribution by any bank designated in Proper Instructions given pursuant to Section 5.1 of any amount paid by the Custodian to such bank in accordance with such Proper Instructions.


                                   ARTICLE VI

                               SEGREGATED ACCOUNTS

         Upon receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of a Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in a Depository Account:

         (a) In accordance with the provisions of any agreement among the Trust on behalf of the Portfolio, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the OCC and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio;

         (b) For purposes of segregating cash or securities in connection with options purchased, sold or written by the Portfolio, or in connection with futures contracts (or options thereon) purchased or sold by the Portfolio;

         (c) Which constitute collateral for loans of securities made by the Portfolio;

         (d) For purposes of compliance by the Trust with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements, and when-issued, delayed delivery and firm commitment transactions, and other similar transactions; and

         (e) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees, certified by an officer of the Trust, specifying the purpose of such segregated account and declaring such purpose to be a proper corporate purpose.

         Each segregated account established under this Article VI shall be established and maintained for a single Portfolio only. All Proper Instructions relating to a segregated account shall specify the Portfolio involved.

                                   ARTICLE VII

                            CONCERNING THE CUSTODIAN

         7.1 Standard of Care. The Custodian shall be held to a standard of reasonable care in carrying out the provisions of this Agreement. The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Subject to the limitations set forth in this Agreement, the Custodian shall be kept indemnified by and shall be without liability to the Trust for any action taken or omitted by it in good faith without negligence.

         7.2 No Responsibility for Title. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

         7.3 Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Proper Instructions actually received by it pursuant to this Agreement.

         7.4 Express Duties Only. The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

         7.5 Cooperation. The Custodian shall cooperate with and supply necessary information, by Portfolio, to the entity or entities appointed by the Trust to keep the books of account of the Portfolios and/or compute the net asset value of the Portfolios. The Custodian shall take all such reasonable actions as the Trust may from time to time request to enable the Trust to obtain, from year to year, favorable opinions from the Trust's independent accountants with respect to the Custodian's activities hereunder in connection with (i) the preparation of amendments to the Trust's registration statement on Form N-1A and of the Trust's reports on Form N-SAR and any other reports required by the SEC, and (ii) the fulfillment by the Trust of any other requirements of the SEC.

         7.6 Force Majeure. The Custodian shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God, earthquakes, fires, floods, wars, civil or military disturbances, sabotage, epidemics, riots, loss or malfunctions of utilities, transportation, computer (hardware or software) or communications service, labor disputes, acts of civil or military authority, governmental, judicial or regulatory actions or inability to obtain labor, material, equipment or transportation.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.1 Indemnification. The Trust shall indemnify and hold harmless the Custodian and its duly appointed sub-custodians and agents, and any nominee thereof, from and against any loss, damage, cost, expense (including attorneys' fees and disbursements), liability (including, without limitation, liability arising under the Securities Act of 1933, as amended, the 1934 Act, the 1940 Act, and any state securities or banking laws) or claim arising, directly or indirectly, (i) from any action or inaction pursuant to Proper Instructions or otherwise taken at the request or direction of or in reliance on the advice of the Trust, or (ii) from the fact that securities are registered in the name of any such nominee, or (iii) generally, from the performance of its or their obligations under this Agreement or any sub-custody agreement; provided, however, that neither the Custodian nor any sub-custodian or agent shall be indemnified and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from the failure to act in accordance with the standard of reasonable care set forth in Section 7.1.

         8.2 Indemnity to be Provided. If the Trust requests the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, the Custodian shall not be required to take such action until the Trust shall have provided indemnity therefor to the Custodian in an amount and form satisfactory to the Custodian.

         8.3 Security. If the Custodian advances cash or securities to a Portfolio for any purpose, either at the Trust's request or as otherwise contemplated in this Agreement, or in the event that the Custodian or its nominee incurs, in connection with its performance under this Agreement, any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim (except such as may arise from its or its nominee's negligence or willful misconduct), then, in such event, any property at any time held for the account of such Portfolio shall be security therefor, and should such Portfolio fail promptly to repay or indemnify the Custodian, the Custodian shall be entitled to utilize available cash of such Portfolio and to dispose of other assets of such Portfolio to the extent necessary to obtain reimbursement or indemnification.


                                   ARTICLE IX

                          EFFECTIVE PERIOD; TERMINATION

         9.1 Effective Period. This Agreement shall become effective as of its execution and shall continue in full force and effect until terminated as hereinafter provided.

         9.2 Termination. Either party hereto may terminate this Agreement, with respect to one or more Portfolios, by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than sixty (60) days after the date of the giving of such notice. The notice shall specify the Portfolios to which the termination relates (the "Terminated Portfolios"). The Trust may at any time immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         9.3 Successor Custodian. If a successor custodian for one or more Terminated Portfolios shall have been appointed by the Board of Trustees, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (i) deliver directly to the successor custodian all securities (other than securities held in a Securities System) and cash then owned by the benefit of the Terminated Portfolios and held by the Custodian as custodian, and (ii) transfer any securities held in a Securities System to an account of or for the Terminated Portfolios at the successor custodian, provided that the Trust on behalf of the Terminated Portfolios shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement with respect to the Terminated Portfolios. If a successor custodian is not designated by the Trust on or before the date of termination specified pursuant to Section 9.2, then the Custodian shall have the right to deliver to a bank or trust company of its own selection, which (i) is a "bank" as defined in the 1940 Act, (ii) has aggregate capital, surplus and undivided profits as shown on its then most recent public report of not less than $25 million, and (iii) is doing business in New York, New York, all securities, cash and other property held by the Custodian under this Agreement and to transfer to an account of or for the benefit of the Terminated Portfolios at such bank or trust company all securities of the Terminated Portfolios held in a Securities System. Upon such delivery and transfer, such bank or trust company shall be the successor custodian for the Terminated Portfolios under this Agreement and the Custodian shall be relieved of all obligations with respect to the Terminated Portfolios under this Agreement. If, after reasonable inquiry, the Custodian cannot find a successor custodian as contemplated in this Section 9.3, then the Custodian shall have the right to deliver to the Trust all securities and cash of the Terminated Portfolios and to transfer any securities held in a Securities System to an account of or for the benefit of the Trust. Thereafter, the Trust shall be deemed to be its own custodian with respect to the securities, cash and other assets of the Terminated Portfolios and the Custodian shall be relieved of all obligations with respect to the Terminated Portfolios under this Agreement.

         9.4 Continuing Obligations. Nothing contained in this Article IX shall be construed to excuse the Trust from payment of all charges due and payable to the Custodian. The provisions of Section 13.2, "References to Custodian",
Article VII, "Concerning the Custodian" and Article VIII, "Indemnification" shall survive the termination or expiration of this Agreement for any reason.

                                    ARTICLE X

                            COMPENSATION OF CUSTODIAN

         The Custodian shall be entitled to compensation as agreed upon from time to time by the Trust and the Custodian. The fees and other charges in effect on the date hereof and applicable to the Portfolios are set forth in Exhibit C hereto.


                                   ARTICLE XI

                             LIMITATION OF LIABILITY

         It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust as provided in the Trust's Agreement and Declaration of Trust, dated March 19, 1993, as from time to time amended. The execution and delivery of this Agreement have been authorized by the trustees of the Trust, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the above-mentioned Agreement and Declaration of Trust.


                                   ARTICLE XII

                                     NOTICES

         Unless otherwise specified herein, all demands, notices, instructions and other communications to be given hereunder shall be in writing and shall be sent or delivered to the recipient at the address set forth after its name herein below:

                  If to the Trust:

                           ARK Funds
                           One Freedom Valley Drive
                           Oaks, PA  19456
                           Attention:  Secretary

                  If to the Custodian:

                           FMB Trust Company, National Association
                           25 South Charles Street
                           Baltimore, MD  21201
                           Attention:  Leslie S. Christensen
                           Telephone:  (202) 434-7016
                           Facsimile:  (202) 434-7050

or at such other address as either party shall have provided to the other by notice given in accordance with this Article XII. Writing shall include transmission by or through teletype, facsimile, central processing unit connection, on-line terminal and magnetic tape.


                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

         13.2 References to Custodian. The Trust shall not circulate any printed matter which contains any reference to the Custodian without the prior written approval of the Custodian, excepting printed matter contained in any prospectus or statement of additional information for the Portfolios and such other printed matter as merely identifies the Custodian as custodian for the Portfolios. The Trust shall submit printed matter requiring approval to the Custodian in draft form, allowing sufficient time for review by the Custodian and its counsel prior to any deadline for printing.

         13.3 No Waiver. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

         13.4 Amendments. This Agreement cannot be changed orally and no amendment to this Agreement shall be effective unless evidenced by an instrument in writing executed by the parties hereto.

         13.5 Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

         13.6 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

         13.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

         13.8 Headings. The headings of sections in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.


ATTEST:                                     ARK FUNDS


                                            By:/s/  David D. Downes
-----------------------------                  --------------------------------
Secretary                                           David D. Downes
                                                    President


ATTEST:                                     FMB TRUST COMPANY, NATIONAL
                                              ASSOCIATION


                                            By:/s/  Kathy A. Jackson
-----------------------------                  --------------------------------
Vice President                                      Kathy A. Jackson
                                                    Executive Vice President

                                    Exhibit A
                                     to the
                                Custody Agreement


     The Trust is retaining the Custodian to serve as custodian for the following series of the Trust:


         U.S. Treasury Money Market Portfolio

         U.S. Government Money Market Portfolio

         Money Market Portfolio

         Tax-Free Money Market Portfolio

         Short-Term Treasury Portfolio

         Intermediate Fixed Income Portfolio

         Income Portfolio

         Maryland Tax-Free Portfolio

         Pennsylvania Tax-Free Portfolio

         Balanced Portfolio

         Equity Income Portfolio

         Equity Index Portfolio

         Blue Chip Equity Portfolio

         Large-Cap Value Portfolio

         Mid-Cap Equity Portfolio

         Stock Portfolio

         Capital Growth Portfolio

         Special Equity Portfolio

         International Equity Portfolio




Dated:  April 1, 1997


      DD       initials
    ------

      KJ        initials
    ------

                                    Exhibit B
                                     to the
                                Custody Agreement


     The undersigned certifies that the following persons have been duly authorized by resolution of the Board of Trustees of the Fund to give Proper Instructions on behalf of the Fund to the Custodian:



NAME, TITLE:                                           SIGNATURE:
------------                                           ----------

Trust Officers:

                                            -----------------------------------
Bob Dellacroce                                /s/  Bob Dellacroce
                                            -----------------------------------
Carol Rooney                                  /s/  Carol Rooney
                                            -----------------------------------
Mark Nagle                                    /s/  Mark Nagle
                                            -----------------------------------
Nancy McCormick                               /s/  Nancy McCormick
                                            -----------------------------------
Julia E. Babik                                /s/  Julia E. Babik
                                            -----------------------------------
Stephen Meyer                                 /s/  Stephen Meyer
                                            -----------------------------------
David G. Lee                                  /s/  David G. Lee
                                            -----------------------------------
Maria Rinehart                                /s/  Maria Rinehart
                                            -----------------------------------
Robert Redican                                /s/  Robert Redican
                                            -----------------------------------
James Volk                                    /s/  James Volk
                                            -----------------------------------
Eric Schmidt                                  /s/  Eric Schmidt
                                            -----------------------------------


Other Persons Authorized to Give Proper Instructions

U.S. Treasury Money Market Portfolio
U.S. Government Money Market Portfolio
Money Market Portfolio
Tax-Free Money Market Portfolio
Income Portfolio
Maryland Tax-Free Portfolio
Short-Term Treasury Portfolio
Intermediate Fixed Income Portfolio
Pennsylvania Tax-Free Portfolio

James M. Hannan                               /s/  James M. Hannan
                                            -----------------------------------

Susan L. Schnaars                             /s/  Susan L. Schnaars
                                            -----------------------------------
Jennifer W. Lambdin                           /s/  Jennifer W. Lambdin
                                            -----------------------------------
Wilmer C. Stith                               /s/  Wilmer C. Stith
                                            -----------------------------------
Bryan J. Dingle                               /s/  Bryan J. Dingle
                                            -----------------------------------
Steven M. Gradow                              /s/  Steven M. Gradow
                                            -----------------------------------

Special Equity Portfolio
Capital Growth Portfolio
Mid-Cap Equity Portfolio
Equity Income Portfolio


Jennifer W. Lambdin                           /s/  Jennifer W. Lambdin
                                            -----------------------------------
H. Giles Knight                               /s/  H. Giles Knight
                                            -----------------------------------
Christopher Baggini                           /s/  Christopher Baggini
                                            -----------------------------------
Christopher Baker                             /s/  Christopher Baker
                                            -----------------------------------
Eric Leo                                      /s/  Eric Leo
                                            -----------------------------------
Clarence Woods                                /s/  Clarence Woods
                                            -----------------------------------
Clyde L. Randall                              /s/  Clyde L. Randall
                                            -----------------------------------
Alan J. Ashcroft, Jr.                         /s/  Alan J. Ashcroft, Jr.
                                            -----------------------------------

Balanced Portfolio

James M. Hannan                               /s/  James M. Hannan
                                            -----------------------------------
Susan L. Schnaars                             /s/  Susan L. Schnaars
                                            -----------------------------------
Jennifer W. Lambdin                           /s/  Jennifer W. Lambdin
                                            -----------------------------------
Wilmer C. Stith                               /s/  Wilmer C. Stith
                                            -----------------------------------
Bryan J. Dingle                               /s/  Bryan J. Dingle
                                            -----------------------------------
Steven M. Gradow                              /s/  Steven M. Gradow
                                            -----------------------------------
H. Giles Knight                               /s/  H. Giles Knight
                                            -----------------------------------
Charles E. Knudsen, III                       /s/  Charles E. Knudsen, III
                                            -----------------------------------

Christopher Baggini                           /s/  Christopher Baggini
                                            -----------------------------------
Clarence Woods                                /s/  Clarence Woods
                                            -----------------------------------
Christopher Baker                             /s/  Christopher Baker
                                            -----------------------------------
Eric Leo                                      /s/  Eric Leo
                                            -----------------------------------

Blue Chip Equity Portfolio

Jennifer W. Lambdin                           /s/  Jennifer W. Lambdin
                                            -----------------------------------
H. Giles Knight                               /s/  H. Giles Knight
                                            -----------------------------------
Allen J. Ashcroft Jr.                         /s/  Allen J. Ashcroft Jr.
                                            -----------------------------------
Clyde L. Randall                              /s/  Clyde L. Randall
                                            -----------------------------------
Clarence Woods                                /s/  Clarence Woods
                                            -----------------------------------
Christopher Baker                             /s/  Christopher Baker
                                            -----------------------------------
Eric Leo                                      /s/  Eric Leo
                                            -----------------------------------

Stock Portfolio

Jennifer W. Lambdin                           /s/  Jennifer W. Lambdin
                                            -----------------------------------
H. Giles Knight                               /s/  H. Giles Knight
                                            -----------------------------------
Clarence Woods                                /s/  Clarence Woods
                                            -----------------------------------
Christopher Baker                             /s/  Christopher Baker
                                            -----------------------------------
Eric Leo                                      /s/  Eric Leo
                                            -----------------------------------


                                       ARK FUNDS




                                       By: /s/  Kathryn L. Stanton
                                          -------------------------------------
                                           Kathryn L. Stanton, Vice President
                                            and Secretary

Dated:  June 20, 1997

                                    Exhibit C
                                     to the
                                Custody Agreement


Annual Fee

     For the services to be provided to the Trust pursuant to the Custody Agreement, the Trust shall pay the Custodian a fee at the annual rate of 1.5 basis points of the market value of the assets of the Portfolios. Such fee shall be computed and paid monthly at one-twelfth of the annual rate.

Transaction Fees

     Security transactions initiated by the investment adviser, including market executions, subscriptions, tenders, redemptions, maturities, receipts, deliveries, and mortgage-backed principal pay-downs, shall be computed as follows:

         $15 per book-entry security transaction
         $25 per physical security transaction
         $75 per EuroClear transaction
         $5 per principal pay-down
         $15 per wire transfer (outgoing wires only)

Expenses

         Out-of-pocket expenses including telephone, legal, postage and insurance, telex, telecopier, supplies, stationery and forms.





Dated:  April 1, 1997


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     KJ       initials
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